[LOGO] NDS
       WORLD LEADER o WORLD VISION                                  Announcement
--------------------------------------------------------------------------------


RICHARD YANOWITCH RESIGNS FROM BOARD OF NDS GROUP PLC

London, UK and NY, New York - November 1, 2006 - NDS Group plc, the leading provider of technology solutions for digital pay-TV, announced today that Richard Yanowitch is resigning as a non-executive director and Vice Chairman of the NDS Board. Mr. Yanowitch's resignation will be effective November 1, 2006.

Dr. Abe Peled, Chairman and Chief Executive of NDS Group plc, said: "Although Richard's tenure with us was relatively short, I would like to thank him for his contribution - particularly in the area of marketing where he brought fresh thinking to our strategy. We wish him well in his new role with Accel Partners, a global venture capital firm, where Richard will be focusing on digital media, and look forward to the opportunity to work with him in the future."

About NDS
NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

                                      # # #

Cautionary Statement Concerning Forward-looking Statements
This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstance, except as required by law.

Media Contacts:

NDS
Peter Ferrigno                                   T: +44 (0)20 8476 8334
Vice President, Corporate Communications         M: +44 (0)78 8191 8334


Shared Value for NDS                             T: +44 (0)20 7321 5010
Noah Schwartz, Vice President                    M: +44 (0)77 1364 2717

Breakaway Communications for NDS                 T: + 1 212 616 6006
Kelly Fitzgerald, Managing Partner               M: + 1 917 731 5734


--------------------------------------------------------------------------------
www.nds.com